Exhibit 99.3

CONSENT OF EVERCORE GROUP L.L.C.

The Special Committee of the Board of Directors

Broadcom Corporation

5300 California Ave.

Irvine, CA 92617

Reference is hereby made to the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) that forms a part of the initial filing of a Registration Statement on Form S-4 of Pavonia Limited and Cayman Safari L.P. (the “Registration Statement”).

We hereby consent to the inclusion of our opinion letter dated May 27, 2015 to the Special Committee of the Board of Directors of Broadcom Corporation (the “Broadcom Special Committee”) included as Annex H to the Joint Proxy Statement/Prospectus, and to the references to such opinion letter in the Joint Proxy Statement/Prospectus under the captions “Summary—Opinion of Financial Advisor to Broadcom’s Special Committee,” “The Transactions—Background of the Transactions,” “The Transactions—Role and Recommendation of the Broadcom Special Committee,” and “The Transactions—Summary of Financial Analysis and Opinion of Financial Advisor to Broadcom’s Special Committee.”

Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the initial filing of the Registration Statement and that our opinion letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the Registration Statement), proxy statement/prospectus or any other document, except in accordance with our prior written consent.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

EVERCORE GROUP L.L.C.

By:	/s/ Naveen Nataraj
Naveen Nataraj
Senior Managing Director

New York, NY

July 23, 2015